SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 20, 2009

Stamford Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 21st Floor, Stamford Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 428-2200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 20, 2009, a reverse stock split of the Registrant’s outstanding shares of common stock at an exchange ratio of one-to-five became effective after the Registrant filed an Amendment to its Amended and Restated Certificate of Incorporation. As a result of the reverse stock split, the number of outstanding shares of the Registrant’s common stock was reduced from 42,043,935 shares to approximately 8,408,787 shares.

As previously disclosed, the reverse stock split was approved by the Registrant’s stockholders at its annual meeting of stockholders held on June 2, 2008, at which the Board of Directors was authorized, at its discretion, to amend the Registrant’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Registrant’s issued and outstanding shares of common stock, at an exchange ratio ranging from one-to-two to one-to-five, at any time before the first anniversary of the annual meeting.

The Registrant’s transfer agent, American Stock Transfer and Trust Company (“AST”), is acting as exchange agent for purposes of implementing the exchange of stock certificates and will contact the Registrant’s stockholders directly regarding this process. The reverse stock split does not change any stockholder’s percentage of ownership of the Registrant’s common stock, except to the extent that the reverse stock split resulted in any of the Registrant’s stockholders owning a fractional share. No fractional shares of common stock were issued as a result of the reverse stock split. Instead, stockholders who otherwise would have been entitled to receive fractional shares, upon surrender to AST of such certificates representing any fractional shares, are entitled to receive cash in an amount equal to the product obtained by multiplying (i) the Fair Market Value (as defined below) of the Registrant’s common stock by (ii) the number of shares of the Registrant’s common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.  For purposes of determining the amount of cash to be distributed to holders of fractional shares, the “Fair Market Value” of the Registrant’s common stock is the closing price as reported on the OTC Pink Sheets Electronic Quotation Service on the effective date, which was $0.62.

Stockholders should not destroy any stock certificate and should not submit any certificates to AST until requested to do so.

For additional information regarding the reverse stock split, stockholders should review the Registrant’s Definitive Proxy Statement and Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2008 and January 29, 2009, respectively.

The foregoing description of the provisions of the Amendment to the Registrant’s Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation attached hereto as Exhibit 3.1 and incorporated herein by reference as if fully set forth herein

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Stamford Industrial Group, Inc. dated February 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2009

STAMFORD INDUSTRIAL GROUP, INC.

By: /s/ Jonathan LaBarre Jonathan LaBarre, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Number	Exhibit

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Stamford Industrial Group, Inc. dated February 20, 2009.